Exhibit 10.4

Performance-based Vesting

RESTRICTED STOCK UNIT AGREEMENT

INFUSYSTEM HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

Restricted stock units are hereby granted to __________________ ("Grantee") by InfuSystem Holdings, Inc. a Delaware corporation (the "Company") pursuant to this Restricted Stock Unit Agreement (this "Agreement"). The restricted stock units granted pursuant to this Agreement (the "RSUs") are subject to the terms and conditions of the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan") and this Agreement. Any capitalized terms that are not defined in this Agreement have meaning set forth in the Plan.

Number of RSUs: _____________________________

Grant Date:________________________________          ______________________________

SECTION 1.         GRANT OF RESTRICTED STOCK UNITS.

1.1         Pursuant to Section 9 of the Plan, the Company hereby issues to Grantee on the Grant Date an Award consisting of, in the aggregate __________________ RSUs. Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.

1.2         The RSUs shall be credited to a separate account maintained for Grantee on the books and records of the Company (the "Account"). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

SECTION 2.         CONSIDERATION.

The grant of RSUs is made in consideration of the services to be rendered by Grantee to the Company.

SECTION 3.         VESTING.

3.1         Except as otherwise provided herein, provided that Grantee remains in Continuous Service through the applicable vesting date, and further provided that any additional conditions and performance goals set forth in Schedule I have been satisfied, the RSUs will vest in accordance with the following schedule (the period during which restrictions apply, the "Restricted Period"):

Vesting Date	Number of RSUs that Vest

Once vested, the RSUs become "Vested Units."

3.2         If Grantee's Continuous Service terminates for any reason at any time before all of the RSUs have vested, any RSUs that remain unvested at the time Grantee's Continuous Service terminates will be automatically forfeited and neither the Company nor any Affiliate will have any further obligations to Grantee under this Agreement.

3.3         In the event of a Change in Control, all unvested RSUs will vest as of the date of the Change in Control.

SECTION 4.         RESTRICTIONS.

Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the RSUs are settled in accordance with Section 6, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the RSUs will be forfeited by Grantee and all of Grantee's rights to such units shall immediately terminate without any payment or consideration by the Company.

SECTION 5.         RIGHTS AS A STOCKHOLDER.

5.1         Grantee shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the RSUs unless and until the RSUs vest and are settled by the issuance of such shares of Common Stock.

5.2         Upon and following the settlement of the RSUs, Grantee shall be the record owner of the shares of Common Stock underlying the RSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

5.3         Grantee shall not be entitled to any Dividend Equivalents with respect to the RSUs to reflect any dividends payable on shares of Common Stock.

SECTION 6.         SETTLEMNT OF RSUs.

6.1         Subject to Section 9 of this Agreement, promptly following the vesting date, and in any event no later than the end of the quarter in which such vesting occurs, the Company shall (a) issue and deliver to Grantee the number of shares of Common Stock equal to the number of Vested Units and (b) enter Grantee's name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to Grantee.

6.2         To the extent that Grantee does not vest in any RSUs, all interest in such RSUs shall be forfeited. Grantee has no right or interest in any RSUs that are forfeited.

SECTION 7.         NO RIGHT TO CONTINUED SERVICE.

Neither the Plan nor this Agreement shall confer upon Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate Grantee's Continuous Service at any time, with or without Cause.

SECTION 8.         ADJUSTMENTS.

If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the RSUs will be adjusted or terminated in any manner as contemplated by Section 15 of the Plan.

SECTION 9.         TAX LIABILITY AND WITHHOLDING.

9.1         Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the RSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)     tendering a cash payment;

(b)     authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to Grantee as a result of the vesting of the RSUs; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)     delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2         Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any shares; and (b) does not commit to structure the RSUs to reduce or eliminate Grantee's liability for Tax-Related Items.

SECTION 10.         COMPLIANCE WITH LAW.

The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

SECTION 11.         NOTICES.

Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Controller of the Company at the Company's principal corporate offices. Any notice required to be delivered to Grantee under this Agreement shall be in writing and addressed to Grantee at Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

SECTION 12.         GOVERNING LAW.

This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

SECTION 13.         INTERPRETATION.

Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on Grantee and the Company.

SECTION 14.         RSUs SUBJECT TO PLAN.

This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 15.         SUCCESSORS AND ASSIGNS.

The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee's beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

SECTION 16.         SEVERABILITY.

The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

SECTION 17.         DISCRETIONARY NATURE OF PLAN.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Grantee's employment with the Company.

SECTION 18.         AMENDMENT.

The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect Grantee's material rights under this Agreement without Grantee's consent.

SECTION 19.         SECTION 409A.

This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Grantee on account of non-compliance with Section 409A of the Code. If Grantee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when Grantee becomes eligible for settlement of the RSUs upon Grantee's "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following Grantee's separation from service and (b) Grantee's death.

SECTION 20.         COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 21.         ACCEPTANCE.

Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying shares and that Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INFUSYSTEM HOLDINGS, INC.

By:

Name:

Title:

GRANTEE

By:

Name:

SCHEDULE I

PERFORMANCE VESTING CONDITIONS